EXHIBIT 99.2

Texhoma Divests BSP and is Preparing Revised Financials

Tuesday January 31, 11:45 pm ET

HOUSTON--(BUSINESS WIRE)--Jan. 31, 2006--Texhoma Energy, Inc. ("Texhoma") (PINK SHEETS:TXHE - News) wishes to inform its shareholders that it has divested its shareholding in Black Swan Petroleum (BSP). BSP conducted, for its joint venture partners, the drilling operations in Thailand which were unsuccessful in March 2005. The Company had announced in its 10-QSB report, for the quarterly period ended June 30, 2005 that it had written off the investment in BSP and would no longer be participating in exploration in Thailand but instead focus on business opportunities in the US, in particular Texas and Louisiana. The shares in BSP were divested for no consideration, effective December 31, 2005.

As per the Company's previous announcement made on August 25, 2005 in relation to its trading status the Company is now preparing revised financials, which provide information on BSP as has been required by the SEC.
Until such time, the Company will remain on the "Pink Sheets". The Company intends to apply for re-quotation on the OTC-BB after filing such statements and assuming the SEC accepts such financial statements and related filings, expects such re-quotation to take approximately 3 months.

For further information, please contact the undersigned.

Texhoma Energy, Inc.

Frank A. Jacobs, Executive Chairman

Safe Harbor Statement: "This News Release may include forward-looking statements within the meaning of section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, with respect to corporate objectives, projections, estimates, operations, acquisition and development of various interests and certain other matters. These statements are made under the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein."

Texhoma Energy, Inc. (PINK SHEETS:TXHE - News)

Contact:

Texhoma Energy, Inc.
Frank A. Jacobs
Executive Chairman
(604) 765-3337
info@texhomaenergy.com
www.texhomaenergy.com